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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                           NICHOLS 401(k) SAVINGS PLAN


         THIS AGREEMENT by Quanex Corporation (the "Sponsor"),

                                  WITNESSETH:

         WHEREAS, on June 24, 1999, the Sponsor executed the amendment and restatement of the Plan known as "Nichols 401(k) Savings Plan" (the "Plan"); and

         WHEREAS, the Sponsor retained the right in Section 11.01 of the Plan to amend the Plan from time to time;

         NOW, THEREFORE, the Sponsor agrees that the Plan is hereby amended, effective as of February 14, 2000, as follows:

                  (1) Section 2.12 shall be added to the Plan to read as follows:

                  2.12 CREDIT FOR SERVICE WITH ALCOA, INC. AND GOLDEN ALUMINUM COMPANY. For purposes of determining an Employee's Active Service for eligibility to participate and vesting, his service with Alcoa, Inc., a Pennsylvania corporation, and Golden Aluminum Company, while owned by ACX Technologies, Inc. or Crown, Cork & Seal Company, Inc., will be counted as Active Service under the Plan.

                  (2) Section 3.01 of the Plan is amended in its entirety to read as follows:

                  3.01 ELIGIBILITY REQUIREMENTS. Each Employee who is employed by (a) the Sponsor, at its plant in Lincolnshire, Illinois, one of its Nichols Aluminum divisions or at its Fabricated Products division, or
         (b) any other Employer shall be eligible to participate in the Plan beginning on the Entry Date that occurs with or next follows the date on which the Employee completes one year of Active Service. However, except with respect to those employed at the Sponsor's plant in Lincolnshire, Illinois, all Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employees' representative and the Employer shall be excluded, even if they have met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees' representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in the Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan's qualified status is dependent upon coverage of the Leased Employee. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and



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         receives no earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) is not eligible to participate in the Plan. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and who does receive earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States income tax under an applicable tax convention is not eligible to participate in the Plan. An Employee who is expatriated to the United States from another country is not eligible to participate in the Plan for so long as he continues to accrue deferred compensation or retirement benefits under any agreement or program to which an Affiliated Employer other than an Employer is a party. Finally, an Employee who is employed outside the United States is not eligible to participate in the Plan unless the Committee elects to permit him to participate in the Plan. Notwithstanding any other provision of the Plan to the contrary, an Employee of Nichols Aluminum-Golden, Inc. who was employed by Nichols Aluminum-Golden, Inc. on January 25, 2000 shall be eligible to participate in the Plan commencing with the first full payroll period that starts on or after February 14, 2000 for purposes of Salary Deferral Contributions, and such an Employee's Supplemental Contributions, if any, shall be based on his Considered Compensation paid by the Employer commencing with the first full payroll period that starts on or after February 28, 2000.


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                  IN WITNESS WHEREOF, the Sponsor has executed this Agreement this 23rd day of February, 2000.

                                              QUANEX CORPORATION


                                              /s/ PAUL GIDDENS
                                              ---------------------------------
                                              Paul Giddens, Vice President
                                              Human Resources



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